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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 30, 1998


                                   E-NET, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                        000-20865              52-1929282
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER) (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                        12800 MIDDLEBROOK ROAD, SUITE 200
                           GERMANTOWN, MARYLAND 20874
                                 (301) 601-8700
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (301) 601-8700


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)




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                              ITEM 5. OTHER EVENTS.

         On November 30, 1998, the holders (the "Holders") of the 300,000 warrants issued in connection with the underwriting of e-Net, Inc.'s (the "Company") initial public offering filed a civil suit against the Company in the Circuit Court in the 15th Judicial Circuit in and for Palm Beach County, Florida. The Holders allege that the Company did not register the reoffer and resale of those warrants when required by the Underwriting Agreement and Representative's Warrant Agreement between the Company and Barron Chase Securities, Inc. (the "Underwriter"). The Holders, to whom the Underwriter assigned its rights to receive those warrants and who include Robert Kirk, the President of the Underwriter (as holder of 240,000 of the 300,000 total warrants), seek to recover between $2,562,000 and $2,862,000 in alleged losses.

         The Company disputes the Holders' interpretation of the Underwriting Agreement and Representative's Warrant Agreement and believes that it has complied with its obligations under the Underwriting Agreement and Representative's Warrant Agreement. While management intends to vigorously defend this case, management believes it is too early to form an opinion as to its ultimate impact on the Company's financial condition or results of operations and can give no assurance in that regard.





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 29, 1999

                                      E-NET, INC.

                                      By:  /S/ DONALD J. SHOFF
                                           -------------------------------
                                           Donald J. Shoff
                                           Vice President of Finance and
                                           Chief Accounting Officer